ARAMARK Holdings Corporation and ARAMARK Corporation Announce Tender Offers for Senior Notes
Philadelphia, PA, February 21, 2013—ARAMARK Holdings Corporation (“Holdings”) announced today that it has commenced a tender offer to purchase for cash any and all of its 8.625%/9.375% Senior Notes due 2016 (the “Holdings Notes”) (the “Holdings Offer”). Concurrently, ARAMARK Corporation (the “Company”) announced today that it has commenced tender offers to purchase for cash (i) any and all of its 8.50% Senior Notes due 2015 (the “Fixed Rate Notes”) (the “Fixed Rate Notes Offer”) and (ii) any and all of its Senior Floating Rate Notes due 2015 (the “Floating Rate Notes”, collectively with the Holdings Notes and the Fixed Rate Notes, the “Notes”) (the “Floating Rate Notes Offer”). The Holdings Offer, the Fixed Rate Notes Offer and the Floating Rate Notes Offer are collectively referred to as the “Offers” and with respect to each series of Notes, each individually as an “Offer.” As of the date hereof, there is $600.0 million aggregate principal amount of Holdings Notes outstanding, $1,280.0 million aggregate principal amount of Fixed Rate Notes outstanding and $500.0 million aggregate principal amount of Floating Rate Notes outstanding.
The early tender date with respect to each Offer is 5:00 p.m., New York City time, on March 6, 2013 (as may be extended or earlier terminated with respect to each series of Notes, the “Early Tender Date”), and each Offer will expire at 11:59 p.m., New York City time, on March 20, 2013 (as may be extended or earlier terminated with respect to each series of Notes, the “Expiration Date”). Tendered Notes may be withdrawn at any time at or before 5:00 p.m., New York City time, on March 6, 2013 (as may be extended or earlier terminated with respect to each series of Notes, the “Withdrawal Deadline”), but not thereafter.
As described in more detail in the Offer to Purchase of Holdings and the Company dated February 21, 2013 (the “Offer to Purchase”) and related Letter of Transmittal, the total consideration for each $1,000 principal amount of Holdings Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by the Company will be $1,020.00. The total consideration for each $1,000 principal amount of Fixed Rate Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by the Company will be $1,005.00 and the total consideration for each $1,000 principal amount of Floating Rate Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by the Company will be equal to $1,001.50. Such total consideration with respect to each series of Notes is referred to as the “Full Tender Offer Consideration.” The Full Tender Offer Consideration with respect to each series of Notes includes an early tender payment equal to $30.00 per $1,000 principal amount of Notes tendered (the “Early Tender Payment”). Holders must validly tender (and not withdraw) their Notes at or before the applicable Early Tender Date in order to be eligible to receive the Full Tender Offer Consideration, which includes the early tender payment. Holders who validly tender their Notes after the applicable Early Tender Date but on or before the applicable Expiration Date will only be eligible to receive an amount equal to the applicable Full Tender Offer Consideration minus the Early Tender Payment. Additionally, holders whose Notes are purchased pursuant to the Offers will receive any accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below) for the Notes.
At their sole discretion, Holdings or the Company, as applicable, may choose to accept for purchase and pay for prior to the applicable Expiration Date any Notes of an applicable series tendered at or prior to the applicable Early Tender Date. If Holdings or the Company so chooses, the initial settlement date for the applicable Offer (the “Initial Settlement Date”) will be the business day Holdings or the Company selects following both the applicable Early Tender Date and the satisfaction or waiver of the conditions to the applicable Offer set forth in the Offer to Purchase. If Holdings or the Company, as applicable, elects to accept for purchase and pay for Notes on an Initial Settlement Date, it will announce such election promptly on or after the Early Tender Date. Regardless of whether Holdings or the Company chooses to have an Initial Settlement Date in respect of any Offer, the final settlement date for each Offer (the “Final Settlement Date”) is expected to occur promptly after the applicable Expiration Date, subject to the satisfaction or waiver of the conditions to such Offer. The Initial Settlement Date, if any, and the Final Settlement Date for each Offer are each referred to as a “Settlement Date.”
Subject to the terms and conditions of each Offer, each holder who validly tenders on or prior to the applicable Early Tender Date and does not validly withdraw such Notes on or prior to the applicable Withdrawal Deadline will be entitled to receive the applicable Full Tender Offer Consideration, plus accrued and unpaid interest on such Notes, to, but not including, the applicable Settlement Date. Holders who validly tender their Notes after the applicable Early Tender Date but at or before the applicable Expiration Date will be entitled to receive the applicable late tender offer consideration, which with respect to each series of Notes is equal to the applicable Full Tender Offer Consideration minus the early tender payment, plus accrued and unpaid interest on such Notes, to, but not including, the applicable Settlement Date.
The respective obligations of Holdings or the Company, as the case may be, to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to each Offer is conditioned upon the satisfaction or waiver of the following conditions as described in more detail in the Offer to Purchase: (1) the Company shall have completed both the amendments to its senior secured credit facility, including additional borrowings contemplated thereby, and the issuance of additional debt on terms satisfactory to Holdings and the Company (together, the “Refinancing”), yielding proceeds in an amount sufficient to fund the maximum amount payable for the purchase of the Notes pursuant to the Offers and (2) the general conditions set forth in the Offer to Purchase. None of the Offers is conditioned upon the completion of the other Offers.
Each of Holdings and the Company, respectively, expect to redeem, pursuant to the provisions of the applicable indenture, any Notes that remain outstanding after the consummation of the Offers. Holdings and the Company expect that the redemption prices for Notes that remain outstanding after the consummation of the Offers will be less than the applicable Full Tender Offer Consideration.
The Offers may be amended, extended or, under certain conditions, terminated. Holdings and the Company reserve their respective rights to make changes to one Offer without making corresponding changes to another Offer.
The depositary and information agent for the Offers is Global Bondholder Services Corporation. The dealer managers for the Offers are Goldman, Sachs & Co. ((800) 828-3182 (U.S. Toll Free), (212) 357-6436 (collect)) and Wells Fargo Securities, LLC ((866) 309-6316 (U.S. Toll Free), (704) 410-4760 (collect)).
The Offer to Purchase and related Letter of Transmittal will be distributed to holders of Notes promptly. Holders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 807-2200. (Banks and brokers may call collect at (212) 430-3774.)
This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the 8.625%/9.375% Senior Notes due 2016 of Holdings or the 8.50% Senior Notes due 2015 or the Senior Floating Rate Notes due 2015 of the Company. The Offers are being made only pursuant to the Offer to Purchase and related Letter of Transmittal, which will be distributed to holders of Notes promptly. Holders should read carefully the Offer to Purchase and related Letter of Transmittal because they contain important information, including the various terms of and conditions to the Offers. None of Holdings, the Company, the dealer managers, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offers.
Forward-Looking Statements
This news release may contain forward-looking statements. Whenever you read a statement that is not solely a statement of historical fact (such as when Holdings or the Company states that it “believes,” “expects,” “anticipates” or “plans” that an event will occur, and other similar statements), you should understand that the expectations of Holdings and the Company may not be correct, although Holdings and the Company believe such expectations are reasonable, and that the plans of Holdings and the Company may change. These forward-looking statements reflect the current expectations of Holdings and the Company, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause its actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic and/or market conditions generally; conditions in the credit markets and changes in interest rates; and the ability of Holdings and the Company to complete planned transactions, including, without limitation, the Refinancing. Forward-looking statements contained in this news release speak only as of the date of this news release, and Holdings and the Company undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
About ARAMARK Corporation
ARAMARK Corporation is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, parks and destinations and businesses around the world. The company is recognized as one of the "World's Most Ethical Companies" by the Ethisphere Institute, one of the "World's Most Admired Companies," by FORTUNE magazine and one of America's Largest Private Companies by both FORTUNE and Forbes magazines. ARAMARK Corporation seeks to responsibly address issues that matter to its clients, customers, employees and communities by focusing on employee advocacy, environmental stewardship, health and wellness, and community involvement. Headquartered in Philadelphia, ARAMARK Corporation has approximately 259,000 employees serving clients in 22 countries. Learn more at www.twitter.com/aramarknews.